                                                                 Exhibit 10.8(e)

                                                                [GTS LETTERHEAD]

                               September 16, 1996

By fax: +3109966402

Mr. Laurentius Harrer,
Vice President
Capital Group Companies, Inc.
333 South Hope Street
Los Angeles, California 90071

Copy to: +4122 7411722

Mr. Pierre-Marie Bouvet
Capital Research International, S.A.
3, Place des Bergues
1201 Geneva, Switzerland

Dear Messrs. Harrer and Bouvet:

     Reference is made to (a) the following agreements, each as heretofore amended, supplemented or otherwise modified (collectively, the "Cap Re Agreements") among the purchasers referred to below (collectively the "Cap Re Purchasers") and Global TeleSystems Group, Inc. (the "Company" or "GTS"): (i) the Senior Note Purchase Agreement, dated as of February 2, 1996, between the Company and Emerging Markets Growth Fund, Inc., as purchaser, and (ii) the Senior Note Purchase Agreement, dated as of February 2, 1996, between the Company and Capital International Emerging Markets Fund, as purchaser; and (b) the requested consent concerning additional investment in Hermes as set forth below.

     Because it has taken longer than anticipated to finalize railway, customer and other agreements, Hermes needs additional investment from the Company of ECU 4 million (approximately US$ 5 million under current exchange rates) to be applied to capital expenditures. The Company's co-venturer, HitRail B.V. ("Hitrail"), will be required to make a contemporaneous equal investment in Hermes. In the event, however, that Hitrail determines not to make its ECU 4 million investment, the Company would make Hitrail's investment. The Company therefore seeks the Cap Re Purchasers'


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Messrs. Harrer and Bouvet
September 16, 1996
Page 2

consent to a total additional investment by the Company up to ECU 8 million, which the Company contemplates would be applied to additional capital expenditures.

Please evidence your consent by signing and returning to me a copy of the enclosed amendment letter.


                                   Sincerely,

                                   /s/ N.S. Molberger


Enclosure
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                                                                [GTS LETTERHEAD]

                                        September 16, 1996


Global TeleSystems Group, Inc.
1751 Pinnacle Drive
North Tower, 12th Floor
McLean, Virginia 22102 USA


Ladies and Gentlemen:

        Reference is made to the following agreements, each as amended by the letter agreement dated as of June 6, 1996 and July 23, 1996 (as amended, collectively, the "Cap Re Agreements") among the purchasers referred to below (collectively, the "Cap Re Purchasers") and Global TeleSystems Group, Inc. (the "Company"): (i) the Senior Note Purchase Agreement, dated as of February 2, 1996, between the Company and Emerging Markets Growth Fund, Inc., as purchaser; and (ii) the Senior Note Purchase Agreement dated as of February 2, 1996, between the Company and Capital International Emerging Markets Fund, as purchaser.

        The Company and the Cap Re Purchasers hereby agree as follows:

        1.      Each Cap Re Agreement is hereby amended as set forth below:

                (a) Schedule 9.11 of the amendments dated July 23, 1996 to the Cap Re Agreements is hereby amended by substituting: (A) "$22,075" for "$17,075" opposite "GTS Hermes" under the column heading "Projected Intercompany Balance YE 1996", (B) "$135,932" for "$130,932" for the total at the bottom of such heading, (C) "($6,072)" for "($1,072)" opposite GTS Hermes under the column heading "YE variance to 3/31/96 Balance", (D) "($53,744)" for "($48,744)" for the total at the bottom of such heading, (E) "$5,000" for "$-" under the column heading "Break out of Variance" and the subheading "CapEx",
(F) "$22,241" for "$17,241" for the total at the bottom of such subheading, and
(G) "17M" for "$12M" in footnote 3. If the Company determines, however, to make such additional total investment of ECU 8 million, the figures in the preceding sentence would be amended by substituting the figures, as follows: (A) "$27,075" for "$22,075", (B) "$140,932" for "$135,932", (C) "($11,072)" for
"($6,072)", (D) "($58,744)" for "($53,744), (E) "$10,000" for "$5,000", (F)
"$27,241" for "$22,241" and (G) "22M" for "17M."



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Global TeleSystems Group, Inc.
Page Two
September 16, 1996


     2. THIS LETTER AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

     3. This letter agreement becomes effective as of the date first above written, on the date on which the Company and each of the Cap Re Purchasers shall have executed and delivered a counterpart hereof. Upon the effectiveness of this letter agreement, each reference in any Transaction Document (as defined in each Cap Re Agreement) to either Cap Re Agreements or any term or provision thereof shall mean such Cap Re Agreements, such term or such provision, respectively, as amended hereby. Except as otherwise provided herein, the Transaction Documents shall remain in full force and effect and are hereby in all respects ratified and confirmed.

     4. This letter agreement may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same letter agreement. Delivery of an executed counterpart of a signature page of this letter agreement by telecopier shall be effective as delivery of a manually executed counterpart of this letter agreement.

     Please indicate your agreement to the foregoing by executing a counterpart of this letter agreement in the appropriate space provided below.

                               Very truly yours,

                               EMERGING MARKETS GROWTH FUND, INC.




                               By   /s/ PETER C. KELLY
                                 -------------------------------
                                 Name:  Peter C. Kelly
                                 Title: Vice President


                               CAPITAL INTERNATIONAL EMERGING MARKETS FUND




                               By /s/ DAVID WALLACE
                                 -------------------------------
                                 Name: David Wallace
                                 Title: Director


                               By /s/ DAVID BEEVERS
                                 -------------------------------
                                 Name: David Beevers
                                 Title: Director



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Global TeleSystems
Page Three
September 16, 1996



Accepted and Agreed:

GLOBAL TELESYSTEMS GROUP, INC.



By /s/ N.S. MOLBERGER
  ----------------------------
  Name: N.S. Molberger
  Title: Vice President - General Counsel & Secretary